$1,173,600,000

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

                           RAMP SERIES 2006-RS1 TRUST
                                 ISSUING ENTITY

                         RESIDENTIAL FUNDING CORPORATION
                           MASTER SERVICER AND SPONSOR

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-RS1

                       Supplement dated February 15, 2006
                                       to
                  Prospectus Supplement dated January 24, 2006
                                       to
                        Prospectus dated January 17, 2006

                   -------------------------------------------

         The prospectus supplement is hereby revised as follows:

         (i) the table appearing under the heading "Group I Loans by Product Types" on page S-54 is hereby deleted and replaced in its entirety with the table appearing on Exhibit A attached hereto;

         (ii) the table appearing under the heading "Group II Loans by Product Types" on page S-55 is hereby deleted and replaced in its entirety with the table appearing on Exhibit B attached hereto;

         (iii) the table appearing under the heading "Aggregate Mortgage Loans by Product Types" on page S-56 is hereby deleted and replaced in its entirety with the table appearing on Exhibit C attached hereto;

         (iv) the table appearing under the heading "Interest Only by Product Type of the Group I Loans" on page II-7 is hereby deleted and replaced in its entirety with the table appearing on Exhibit D attached hereto;

         (v) the table appearing under the heading "Interest Only by Product Type of the Group II Loans" on page III-7 is hereby deleted and replaced in its entirety with the table appearing on Exhibit E attached hereto; and

         (vi) the table appearing under the heading "Interest Only by Product Type of the Mortgage Loans" on page IV-6 is hereby deleted and replaced in its entirety with the table appearing on Exhibit F attached hereto;

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus, such delivery requirement generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.

CREDIT SUISSE                                             GMAC RFC SECURITIES
(Joint Lead Manager and Book Runner)                     (Joint Lead Manager)
RBS GREENWICH CAPITAL                              BANC OF AMERICA SECURITIES
                                     (Co-Managers)

                                                        EXHIBIT A

                                               GROUP I LOANS BY PRODUCT TYPE

                                                    EXPANDED          HOME
                                    ALTERNET        CRITERIA       SOLUTIONS       JUMBO A        SEASONED
COLLATERAL SUB-GROUPS:             EXCEPTIONS      EXCEPTIONS      EXCEPTIONS     EXCEPTIONS        LOANS          TOTAL

Percent of Total.............            14.22%           83.81%         0.74%           1.22%          0.01%        100.00%
Principal Balance............      $103,423,654     $609,344,838    $5,363,685      $8,882,478        $65,816   $727,080,471
Number of Loans..............               605            2,246            35              19              1          2,906
Average Balance..............          $170,948         $271,302      $153,248        $467,499        $65,816       $250,200
WA Mortgage Rate.............              8.30             7.06          7.48            6.26          10.75           7.23
WA Age(Months) ..............                 2                2             2               5             24              2
WA Original Maturity(Months)                354              359           360             351            360            358
WA Margin*...................              6.73             3.35          4.15            2.70           8.25           3.85
WA Lifetime Cap*.............             14.20            12.94         13.27           12.22          13.75          13.12
WA Next Rate Adj* (months) ..                28               38            38              44              6             37
WA Reset Frequency* (months)                  6                7             8               9              6              7
WA Credit Score..............               617              690           717             704            557            680
WA Original LTV..............             91.07            79.04         91.05           73.09         100.00          80.77
Purchase.....................            59.70%           67.41%        70.68%          33.88%        100.00%         65.93%
Equity Refinance.............            35.51%           25.29%        26.34%          57.88%          0.00%         27.14%
Rate/Term Refinance..........             4.80%            7.31%         2.98%           8.24%          0.00%          6.93%
Homecoming Serviced..........           100.00%           81.78%       100.00%          90.15%        100.00%         84.61%
Prepayment Penalty...........            81.33%           55.92%        64.61%           4.58%          0.00%         58.97%
Current......................            99.29%           99.49%       100.00%         100.00%        100.00%         99.47%
Interest Only................            22.23%           71.66%        35.85%          67.46%          0.00%         64.30%
* FOR ADJUSTABLE-RATE MORTGAGE LOANS ONLY.
---------------------------------------------------------------------------------------------------------------------------





                                                         EXHIBIT B

                                              GROUP II LOANS BY PRODUCT TYPES

                                                    EXPANDED          HOME
                                    ALTERNET        CRITERIA       SOLUTIONS       JUMBO A
COLLATERAL SUB-GROUPS:             EXCEPTIONS      EXCEPTIONS      EXCEPTIONS     EXCEPTIONS        TOTAL

Percent of Total.............            53.20%           43.13%         3.21%           0.47%        100.00%
Principal Balance............      $251,580,255     $203,965,598   $15,164,591      $2,210,049   $472,920,494
Number of Loans..............             1,846            1,028           104              11          2,989
Average Balance..............          $136,284         $198,410      $145,813        $200,914       $158,220
WA Mortgage Rate.............              8.16             6.85          7.13            6.22           7.55
WA Age(Months) ..............                 2                2             2               6              2
WA Original Maturity(Months)                359              359           360             360            359
WA Margin*...................              6.93             3.74          3.59            2.25           5.67
WA Lifetime Cap*.............             14.28            12.84         12.66           11.60          13.71
WA Next Rate Adj* (months) ..                23               31            42              52             27
WA Reset Frequency* (months)                  6                7             9              12              6
WA Credit Score..............               618              686           735             689            652
WA Original LTV..............             92.30            79.63         93.79           75.97          86.81
Purchase.....................            37.52%           36.02%        75.10%          14.71%         37.97%
Equity Refinance.............            51.68%           43.29%        18.73%          75.51%         47.12%
Rate/Term Refinance..........            10.80%           20.70%         6.18%           9.79%         14.92%
Homecoming Serviced..........           100.00%           89.10%       100.00%         100.00%         95.30%
Prepayment Penalty...........            77.44%           55.18%        79.08%          14.25%         67.60%
Current......................            99.43%           99.68%       100.00%         100.00%         99.56%
Interest Only................            20.44%           62.56%        70.48%          52.03%         40.36%
* FOR ADJUSTABLE-RATE MORTGAGE LOANS ONLY.
---------------------------------------------------------------------------------------------------------------------------





                                                         EXHIBIT C

                                         AGGREGATE MORTGAGE LOANS BY PRODUCT TYPES

                                                    EXPANDED          HOME
                                    ALTERNET        CRITERIA       SOLUTIONS       JUMBO A        SEASONED
COLLATERAL SUB-GROUPS:             EXCEPTIONS      EXCEPTIONS      EXCEPTIONS     EXCEPTIONS        LOANS          TOTAL

Percent of Total.............            29.58%           67.78%         1.71%           0.92%          0.01%         100.00%
Principal Balance............      $355,003,910     $813,310,436   $20,528,276     $11,092,527        $65,816  $1,200,000,964
Number of Loans..............             2,451            3,274           139              30              1           5,895
Average Balance..............          $144,840         $248,415      $147,685        $369,751        $65,816        $203,563
WA Mortgage Rate.............              8.20             7.01          7.22            6.25          10.75            7.36
WA Age(Months) ..............                 2                2             2               5             24               2
WA Original Maturity(Months)                358              359           360             353            360             359
WA Margin*...................              6.88             3.45          3.72            2.49           8.25            4.64
WA Lifetime Cap*.............             14.26            12.91         12.81           11.93          13.75           13.38
WA Next Rate Adj* (months) ..                24               36            41              48              6              32
WA Reset Frequency* (months)                  6                7             8              11              6               7
WA Credit Score..............               618              689           730             701            557             669
WA Original LTV..............             91.94            79.19         93.08           73.67         100.00           83.15
Purchase.....................            43.98%           59.53%        73.94%          30.06%        100.00%          54.91%
Equity Refinance.............            46.97%           29.80%        20.72%          61.39%          0.00%          35.02%
Rate/Term Refinance..........             9.05%           10.66%         5.34%           8.55%          0.00%          10.08%
Homecoming Serviced..........           100.00%           83.62%       100.00%          92.12%        100.00%          88.82%
Prepayment Penalty...........            78.57%           55.73%        75.30%           6.51%          0.00%          62.37%
Current......................            99.39%           99.54%       100.00%         100.00%        100.00%          99.51%
Interest Only................            20.96%           69.38%        61.43%          64.39%          0.00%          54.87%
* FOR ADJUSTABLE-RATE MORTGAGE LOANS ONLY.
---------------------------------------------------------------------------------------------------------------------------




                                                         EXHIBIT D

                                    INTEREST ONLY BY PRODUCT TYPE OF THE GROUP I LOANS

                                                                                              WEIGHTED     WEIGHTED
                                       NUMBER OF                    PERCENT OF     AVERAGE    AVERAGE      AVERAGE
                                       MORTGAGE      PRINCIPAL       MORTGAGE     PRINCIPAL   CREDIT     LOAN-TO-VALUE
PRODUCT/INTEREST ONLY                    LOANS        BALANCE         LOANS        BALANCE      SCORE       RATIO

Alternet Exceptions - Non-IO......         525     $ 80,429,826        11.06%     $ 153,200       613        92.05%
Alternet Exceptions - IO..........          80       22,993,829         3.16        287,423       634        87.66
Expanded Criteria Exceptions - Non-IO      857      172,709,398        23.75        201,528       670        79.69
Expanded Criteria Exceptions - IO.       1,389      436,635,440        60.05        314,352       698        78.78
Home Solutions Exceptions - Non-IO          25        3,440,635         0.47        137,625       716        92.93
Home Solutions Exceptions - IO....          10        1,923,050         0.26        192,305       719        87.69
Jumbo A Exceptions - Non-IO.......           8        2,889,987         0.40        361,248       687        73.68
Jumbo A Exceptions - IO...........          11        5,992,491         0.82        544,772       713        72.81
Seasoned Loans - Non-IO...........           1           65,816         0.01         65,816       557       100.00
Total                                    2,906     $ 727,080,471      100.00%     $ 250,200       680        80.77%
===========================================================================================================================

                                                         EXHIBIT E

                                    INTEREST ONLY BY PRODUCT TYPE OF THE GROUP II LOANS

                                                                                              WEIGHTED   WEIGHTED
                                       NUMBER OF                    PERCENT OF     AVERAGE    AVERAGE    AVERAGE
                                       MORTGAGE      PRINCIPAL       MORTGAGE     PRINCIPAL   CREDIT     LOAN-TO-VALUE
PRODUCT/INTEREST ONLY                    LOANS        BALANCE         LOANS        BALANCE      SCORE      RATIO

Alternet Exceptions - Non-IO......        1,569    $ 200,157,068       42.32%    $  127,570       613        93.43%
Alternet Exceptions - IO..........          277       51,423,187       10.87        185,643       637        87.89
Expanded Criteria Exceptions - Non-IO       420       76,357,985       16.15        181,805       665        81.07
Expanded Criteria Exceptions - IO.          608      127,607,613       26.98        209,881       699        78.77
Home Solutions Exceptions - Non-IO           34        4,476,557        0.95        131,663       730        93.27
Home Solutions Exceptions - IO....           70       10,688,034        2.26        152,686       737        94.01
Jumbo A Exceptions - Non-IO.......            7        1,060,149        0.22        151,450       673        79.65
Jumbo A Exceptions - IO...........            4        1,149,900        0.24        287,475       703        72.57
Total.............................        2,989    $ 472,920,494      100.00%    $  158,220       652        86.81%
===========================================================================================================================




                                                         EXHIBIT F

                                    INTEREST ONLY BY PRODUCT TYPE OF THE MORTGAGE LOANS

                                                                                              WEIGHTED   WEIGHTED
                                       NUMBER OF                    PERCENT OF     AVERAGE    AVERAGE    AVERAGE
                                       MORTGAGE      PRINCIPAL       MORTGAGE     PRINCIPAL   CREDIT     LOAN-TO-VALUE
PRODUCT/INTEREST ONLY                    LOANS        BALANCE         LOANS        BALANCE      SCORE      RATIO

Alternet Exceptions - Non-IO......        2,094    $ 280,586,894       23.38%    $  133,996       613       93.04%
Alternet Exceptions - IO..........          357       74,417,016        6.20        208,451       636       87.82
Expanded Criteria Exceptions - Non-IO     1,277      249,067,383       20.76        195,041       668       80.11
Expanded Criteria Exceptions - IO.        1,997      564,243,053       47.02        282,545       698       78.78
Home Solutions Exceptions - Non-IO           59        7,917,192        0.66        134,190       724       93.12
Home Solutions Exceptions - IO....           80       12,611,084        1.05        157,639       735       93.05
Jumbo A Exceptions - Non-IO.......           15        3,950,136        0.33        263,342       683       75.28
Jumbo A Exceptions - IO...........           15        7,142,391        0.60        476,159       711       72.77
Seasoned Loans - Non-IO...........            1           65,816        0.01         65,816       557      100.00
Total.............................        5,895    $ 1,200,000,964    100.00%    $  203,563       669       83.15%

===========================================================================================================================

